Exhibit 99.1

CONTACT:

John Ferron

GoAmerica

CFO and COO

jferron@goamerica.com

(415) 408-2340

GoAmerica

Laura Kowalcyk

lkowalcyk@cjpcom.com

(212) 279 3115 x.209

GOAMERICA, INC. ANNOUNCES

ADOPTION OF STOCK REPURCHASE PROGRAM

NOVATO, CALIFORNIA – November 24, 2008 – GoAmerica, Inc. (NASDAQ: GOAM) announced today that its Board of Directors has authorized the repurchase of up to $1 million of the Company’s outstanding common stock between the initiation of purchases and December 31, 2009. The Company may repurchase shares from time to time, at the Company’s discretion, on the open market or in private transactions. The repurchase program does not obligate the Company to repurchase any specific number of shares and may be modified or discontinued at any time.

Implementation of the repurchase program remains subject to formal consent by the Company’s first lien lenders, the granting of which is subject to amendment of the Company’s credit agreements. The Company expects to initiate repurchases immediately upon the effectiveness of the required amendments. Among other things, the amendments to the credit agreements are expected to provide for a $2 million reduction in the Company’s $15 million revolving line of credit, and payment of a fee to be paid to the first lien lenders in an amount equal to 3% of the aggregate amount of the repurchases. The repurchase program will be funded using the Company’s working capital.

The timing and amount of any share repurchases under the program will be determined by the Company’s management based on its evaluation of market conditions and other factors.

About GoAmerica, Inc.

GoAmerica, Inc. is one of the nation’s largest providers of communication services for the deaf, hard of hearing, and speech-disabled communities. As a leading provider of onsite interpreting services, video relay and text relay services, and video remote interpreting, the Company delivers a wide array of options designed to meet the varied communication needs of its customers. The Company’s vision is to improve the quality of life of its customers by being their premier provider of high quality, innovative communication services that break down communications barriers. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717, Internet Relay by visiting http://www.i711.com or http://www.ip-relay.com, or video phone by connecting to hovrs.tv.

Safe Harbor

The statements contained in this news release that are not based on historical fact – including statements regarding the anticipated results of the transactions described in this press release – constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our ability to integrate the businesses and technologies we have acquired; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to generate revenue growth; (vi) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (vii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries.

“GoAmerica”, the “GoAmerica” logo, “i711”, and the “i711.com” logo, “Relay and Beyond”, and “Hands On VRS” are registered trademarks of GoAmerica. “i711.com”, “i711 Wireless”, “Mobile Video Phone”, and “MVP” are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

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